Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-113479) and in the related Prospectus, of our report, dated February 5, 2004, relating to the consolidated financial statements of Potomac Bancshares, Inc. included in the 2003 Annual Report of Shareholders and incorporated by reference in the Annual Report on Form 10-KSB for the year ended December 31, 2003.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

March 29, 2004